UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

ALTRA INDUSTRIAL MOTION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts	02184
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

As previously disclosed, on March 7, 2018, Altra Industrial Motion Corp. (“Altra”) and Fortive Corporation (“Fortive”) announced that they and certain affiliates had entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated March 7, 2018, among Altra, Fortive, McHale Acquisition Corp. (“Merger Sub”) and Stevens Holding Company, Inc. (“Newco”), pursuant to which, subject to the terms and conditions of the Merger Agreement and a Separation and Distribution Agreement, dated March 7, 2018, among Altra, Fortive and Newco, (1) Fortive will transfer certain assets, liabilities and entities within its Automation & Specialty platform, but excluding its Hengstler and Dynapar businesses (such businesses to be transferred, the “A&S Business”) to Newco, (2) Fortive will distribute to its stockholders all of the issued and outstanding shares of Newco common stock held by Fortive by way of an exchange offer or a combination of an exchange offer and a pro rata dividend and (3) Merger Sub will merge with and into Newco, with Newco as the surviving corporation, and the issued and outstanding shares of Newco common stock will be converted into shares of Altra common stock (the “Merger”).

On September 4, 2018, Altra held its special meeting of stockholders (the “special meeting”) to vote on the following items of business relating to the transaction with Fortive, each of which is described in more detail in the definitive proxy statement filed by Altra with the Securities and Exchange Commission on August 6, 2018. At the special meeting, Altra’s stockholders:

(1)	approved the issuance of shares of Altra common stock in the Merger (the “Share Issuance”);

(2)

approved an amendment to Altra’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Altra common stock from 90,000,000 to 120,000,000 (the “Charter Amendment”); and

(3)

approved amendments to Altra’s 2014 Omnibus Incentive Plan to increase the number of shares authorized for issuance by 2,200,000 shares, contingent upon the closing of the transactions, for a total of 3,700,000 authorized shares, and to impose a more restrictive limit on non-employee director compensation, which limit is not contingent upon the closing of the transactions (the “Altra Equity Plan Amendments”).

The results for each matter voted on by Altra’s stockholders at the special meeting were as follows:

Proposal 1. Approval of the Share Issuance:

Shares “For”	23,658,924
Shares “Against”	5,208
Shares “Abstain”	41,734
Broker Non-Votes	3,023,042

Proposal 2. Approval of the Charter Amendment:

Shares “For”	26,258,579
Shares “Against”	428,595
Shares “Abstain”	41,734
Broker Non-Votes	N/A

Proposal 3. Approval of the Altra Equity Plan Amendments:

Shares “For”	22,009,679
Shares “Against”	1,690,533
Shares “Abstain”	5,654
Broker Non-Votes	3,023,042

Since there were sufficient votes at the time of the special meeting to approve the Share Issuance, the Charter Amendment and the Altra Equity Plan Amendments, the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies was not called for at the special meeting.

Item 8.01	Other Events

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Glenn Deegan
Name: Glenn Deegan Title: Vice President, Legal and Human Resources, General Counsel and Secretary

Date: September 4, 2018